UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of Earliest Event Reported): October 17, 2014


                          Dominovas Energy Corporation
             (Exact name of registrant as specified in its charter)

          Nevada                         000-51736              20-5854735
(State or other jurisdiction of        (Commission           (I.R.S. Employer
incorporation or organization)           File No.)        Identification Number)

                   1395 Chattahoochee Ave., Atlanta, GA 30318
                    (Address of principal executive offices)

                                 (800) 679-1249
              (Registrant's telephone number, including area code)

          (Former Name or Former Address, if Changes since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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This report includes certain statements that are "forward-looking statements"
within the meaning of the Private Securities Litigation Reform Act of 1995. Any statement in this report that is not a statement of historical fact may be deemed to be a forward-looking statement. We often use these types of statements when discussing our plans and strategies, our anticipation of revenues from designated markets and statements regarding the development of our businesses, the markets for our services and products, our anticipated capital expenditures, operations, support systems, changes in regulatory requirements and other statements contained in this report regarding matters that are not historical facts. When used in this report, the words "expect," "anticipate," "intend," "plan," "believe," "seek," "estimate" and other similar expressions are generally intended to identify forward-looking statements. Because these forward-looking statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by these forward-looking statements. There can be no assurance that: (i) we have correctly measured or identified all of the factors affecting us or the extent of their likely impact;
(ii) the publicly available information with respect to these factors on which our analysis is based is complete or accurate; (iii) our analysis is correct; or
(iv) our strategy, which is based in part on this analysis, will be successful. We do not assume any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 17, 2014 we entered into an Equity Purchase Agreement and a Registration Rights Agreement with Kodiak Capital Group, LLC ("Kodiak") in order to establish a source of funding for us. Under the Equity Purchase Agreement, Kodiak has agreed to provide us with up to $3,000,000 of funding upon effectiveness of a registration statement on Form S-1. Following effectiveness of the registration statement, we can deliver puts to Kodiak under the Equity Purchase Agreement under which Kodiak will be obligated to purchase shares of our common stock based on the investment amount specified in each put notice, which investment amount may be any amount up to $3,000,000 less the investment amount received by us from all prior puts, if any. Puts may be delivered by us to Kodiak until the earlier of December 31, 2015 or the date on which Kodiak has purchased an aggregate of $3,000,000 of put shares. The number of shares of our common stock that Kodiak will purchase pursuant to each put notice will be determined by dividing the investment amount specified in the put by the purchase price. The purchase price per share of common stock will be set at eighty percent (80%) of the Market Price for our common stock with Market Price being defined as the lowest closing bid price for our common stock for any trading day during the five consecutive trading days immediately following the date of our put notice to Kodiak (the "Valuation Period"). There is no minimum amount that we must put to Kodiak at any one time. Dominovas Energy may choose to NOT exercise any puts. Pursuant to the Equity Purchase Agreement, Kodiak and its affiliates will not be required to purchase shares of our common stock that would result in Kodiak's beneficial ownership equaling more than 9.99% of our outstanding common stock.

Kodiak was issued a commitment fee in the form of a $165,000 convertible promissory note. The note carries a 12-month term, a 12% coupon, and is convertible at a 50% discount to the lowest closing bid price for the trailing 30 days prior to conversion.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

    Number                        Description
    ------                        -----------

    10.01    Equity Purchase Agreement between the Company and Kodiak.

    10.02    Registration Rights Agreement between the Company and Kodiak.

    10.03    Convertible Promissory by the Company to Kodiak.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     DOMINOVAS ENERGY CORPORATION


Date: October 21, 2014               By: /s/ Neal Allen
                                        ----------------------------------------
                                     Name:  Neal Allen
                                     Title: Chairman, President and Chief
                                            Executive Officer

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